Exhibit 99.1

Biovest Prepares for EU Regulatory Meetings; SME Status Granted Providing European Regulatory Benefits for BiovaxID® Personalized Lymphoma Vaccine

Company to Present at Vaccine Forum Washington 2012

TAMPA, FL and MINNEAPOLIS, MN – January 19, 2012 – Biovest International, Inc. (OTCQB: “BVTI”), a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc. (OTCQB: “ABPI”), today announced that the European Medicines Agency (EMA) has granted Small and Medium Sized Enterprise (SME) status to Biovest. With EMA SME status confirmed, Biovest will be provided with certain administrative and economic benefits related to the EU regulatory process for the Company’s BiovaxID® personalized lymphoma vaccine targeting the treatment of certain B-cell subtypes of non-Hodgkin’s lymphoma.

According to Biovest’s Senior Vice President, Product Development & Regulatory Affairs, Dr. Carlos F. Santos, Ph.D., “Securing EMA SME status is an important regulatory milestone for Biovest, as we will receive procedural assistance in coordinating upcoming BiovaxID meetings with the EMA, and we also expect significant cost-savings based on potential application fee exemptions and fee reductions.”

Samuel S. Duffey, the Company’s President & CEO, added, “After receiving SME status, the next step in our regulatory strategy is to conduct scientific advice meetings with several national regulatory authorities in the EU.”

In other news, Biovest announced that the Company is scheduled to present at the Phacilitate Vaccine Forum Washington 2012 at the Grand Hyatt Hotel in Washington D.C. On Tuesday, January 31st at 11:55 a.m. EST, Dr. Santos will present on BiovaxID, including a regulatory update, in a session titled, “Effectively Delivering Therapeutic Vaccines to Blockbuster Markets”.

To meet with Biovest at the Vaccine Forum Washington 2012, please contact Douglas Calder at 813-507-2633 or dwcalder@biovest.com.

For agenda, please visit: http://www.phacilitate.co.uk/event.php?eid=6&pid=231

About Biovest International, Inc.

Biovest International, Inc. is an emerging leader in the field of active personalized immunotherapies. In collaboration with the National Cancer Institute, Biovest has developed a patient-specific, cancer vaccine, BiovaxID®, with three clinical trials completed, including a Phase III study, demonstrating evidence of safety and efficacy for the treatment of indolent follicular non-Hodgkin’s lymphoma.

Headquartered in Tampa, Florida with its bio-manufacturing facility based in Minneapolis, Minnesota, Biovest is publicly-traded on the OTCQB™ Market with the stock-ticker symbol “BVTI”, and is a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc. (OTCQB: “ABPI”).

Biovest International, Inc. Corporate Contact:

Douglas Calder, Vice President, Strategic Planning & Capital Markets

Phone: (813) 864-2558 / Email: dwcalder@biovest.com

For further information, please visit: http://www.biovest.com

Forward-Looking Statements:

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to statements about BiovaxID®, AutovaxID®, events occurring after dates hereof, and any other statements relating to products, product candidates, product development programs, the FDA or clinical study process including the commencement, process, or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions, and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Biovest to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Biovest undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. The product names used in this statement are for identification purposes only. All trademarks and registered trademarks are the property of their respective owners.